Exhibit 10.1

Claims Agent Agreement

This Claims Agent Agreement, dated as of May 7, 2010 (this “Agreement”), is entered into by and between SPANSION INC. and PIRINATE CONSULTING GROUP, LLC (“Pirinate”), as claims agent (in such capacity, the “Claims Agent”) for the chapter 11 estates of Spansion Inc. and each its affiliated debtors and debtors in possession (collectively, the “Debtors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (the “Plan”), or, as applicable, the Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Dated December 16, 2009.

Appointment, Rights, Powers and Duties

Notwithstanding any provision of the Plan, Pirinate shall serve as the Claims Agent pursuant to the terms of the Plan. Pirinate accepts such appointment and agrees to serve as Claims Agent and render services in such capacity, as necessary from time to time, which services shall include performing those duties and assuming those responsibilities necessary to fulfill the role of Claims Agent in accordance with the terms set forth in the Plan.

The Claims Agent shall exercise such of the rights and powers vested in it by this Agreement, the Plan and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Claims Agent shall not be liable for any action taken in good faith in reliance upon the advice of professionals retained by it in accordance with this Agreement.

The Claims Agent shall have only such rights, powers and privileges expressly set forth in the Plan, this Agreement, and as otherwise provided by applicable law.

Compensation

In consideration for rendering such services as Claims Agent, during the Employment Period (as defined below), the Reorganized Debtors shall pay to the Claims Agent (i) a monthly fee equal to $15,000 for services performed as Claims Agent (the “Monthly Fee”), and (ii) an incentive fee equal to $25,000 in the event that the aggregate amount of Allowed general unsecured claims, exclusive of the claims of Spansion Japan, claims of Tessera, Inc., claims of Samsung, Senior Notes Claims, and Exchangeable Debentures Claims, at the conclusion of the Employment Period (the “Final Claim Amount”) is below $840,000,000; $50,000 in the event that the Final Claim Amount is below $800,000,000; $100,000 in the event that the Final Claim Amount is below $750,000,000; $200,000 in the event that the Final Claim Amount is below $700,000,000; $300,000 in the event that the Final Claim Amount is below $650,000,000; and $400,000 in the event that the Final Claim Amount is below $550,000,000 (the “Incentive Fee,” and, together with the Monthly Fee, the “Employment Fees”).

The Monthly Fee shall be paid in advance on the first day of each month during the Employment Period, and the Incentive Fee shall be paid at the conclusion of the Employment Period. In addition to the Employment Fees, the Claims Agent shall be entitled to the reimbursement of all reasonable out of pocket business expenses incurred while performing services as the Claims

Agent (the “Expenses” and, together with the Employment Fees, the “Fees”) from the Reorganized Debtors.

Any adjustment in such compensation shall be subject to the mutual agreement of the Reorganized Debtors’ board of directors and the Claims Agent, but may not be adjusted downward prior to the second anniversary of the Effective Date. No downward adjustment may have the effect of lowering the monthly fee below $10,000 and there may be no downward adjustment of the Incentive Fee, in any case.

Term

This Agreement shall be effective between the parties as of the Effective Date of the Plan, and shall remain and continue in full force and effect for the duration specified in the Plan (the “Employment Period”).

Claims Agent Fund

On or before the Effective Date, the Debtors shall deposit $750,000, or such other amount as agreed to by the Debtors, the Creditors’ Committee and the Senior Noteholders Group, into an account designated by and held in the name of the Claims Agent (the “Claims Agent Fund”), which amounts shall be used from and after (but not for services rendered or costs or expenses incurred before) the Effective Date by the Claims Agent to perform the duties and responsibilities set forth in the Plan (other than for the payment of the Claims Agent’s professionals, who shall be paid by the Reorganized Debtors subject to receipt by the Reorganized Debtors of invoices, statements and/or other documentation demonstrating in sufficient detail the reasonableness of the proposed charges). If, subsequent to the initial funding of the Claims Agent Fund, the Claims Agent determines that the amount then held in the Claims Agent Fund is insufficient for it to conclude the performance of its duties under the Plan, it shall notify the Reorganized Debtors, and they shall meet together in good faith to determine what, if any, additional amounts should be deposited by the Reorganized Debtors into the Claims Agent Fund, pursuant to the procedures set forth in the Plan. Reorganized Spansion Inc.’s board of directors shall determine the amount of subsequent funding of the Claims Agent Fund.

Claims Agent Advisors

The Claims Agent shall be entitled to retain counsel and other advisors to exercise its rights and duties, which counsel and other advisors shall be employed by and work for the Claims Agent, and shall be paid for by the Reorganized Debtors, subject to receipt by the Debtors of invoices, statements and/or other documentation demonstrating in sufficient detail the reasonableness of the proposed charges.

Claims Agent Reliance

Except as otherwise provided in this Agreement, the Plan or the Confirmation Order:

1.	The Claims Agent may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; and

2.	Except for any act or omission constituting gross negligence, fraud or intentional or willful misconduct, persons (including any professionals retained by the Claims Agent in accordance with this Agreement) engaged in transactions with the Claims Agent shall look only to the Claims Agent Fund to satisfy any liability incurred by the Claims Agent to such person in carrying out the terms of this Agreement, the Plan or the Confirmation Order, and the Claims Agent shall have no personal or individual obligation to satisfy any such liability.

Liability to Third Persons

The Claims Agent, and agents of the Claims Agent (including professionals) shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the affairs of the Claims Agent, except for their own gross negligence, fraud or intentional or willful misconduct, and any such person shall look solely to the Claims Agent Fund for satisfaction of claims of any nature arising in connection with affairs of the Claims Agent.

No Liability of Claims Agent for Acts of Others.

Nothing contained in this Agreement, the Plan or the Confirmation Order shall be deemed to be an assumption by the Claims Agent of any of the liabilities, obligations or duties of the Debtors or Reorganized Debtors and shall not be deemed to be or contain a covenant or agreement by the Claims Agent to assume or accept any such liability, obligation or duty.

Indemnity

The Claims Agent and each of its agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Reorganized Debtors for any losses, Claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such; provided, however, that the Reorganized Debtors shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, fraud or intentional or willful misconduct. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Reorganized Debtors to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such, provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Reorganized Debtors immediately upon the entry of a final order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this section. The foregoing indemnity in respect of any Indemnified Party shall survive the termination of such Indemnified Party from the capacity for which they are indemnified and termination of the Claims Agent’s employment and/or this Agreement.

Relationship of the Parties

It is the express intention of the parties hereto that the Claims Agent shall render services as an independent contractor, pursuant to the terms set forth in the Plan. In keeping with this status, the Claims Agent hereby acknowledges that it will, at all times and for all purposes, be an independent contractor and not an employee, officer or agent of the Reorganized Debtors and shall not be treated as an employee, officer or agent of the Reorganized Debtors for any purpose. In no event will the Claims Agent represent itself to be an officer, employee or agent of the Reorganized Debtors, nor will it bind, or attempt to bind, the Reorganized Debtors or any subsidiary or affiliate of the Reorganized Debtors to any contract, agreement, liability or obligation of any nature whatsoever other than as provided for in the Plan. In addition, the Claims Agent hereby acknowledges that the Fees represent the entire amount of compensation and benefits to which it is entitled for its services as Claims Agent, and that the Reorganized Debtors will not be required to provide it with any benefits provided to its employees, including, without limitation, retirement plans, insurance programs and vacation, whether or not it is determined to be an employee by any agency, court or tribunal during the Employment Period. Unless otherwise required by law, the Reorganized Debtors shall be under no obligation to withhold any taxes, including without limitation, federal, state and local payroll taxes, on any Fees paid to the Claims Agent in accordance with the terms hereof and the Claims Agent agrees that the payment and deduction of such taxes shall remain its exclusive responsibility.

The Claims Agent shall retain only such incidents of ownership of any amounts recovered in the performance of its duties as Claims Agent as are necessary to undertake the actions and transactions authorized in the Plan.

Confidentiality

The Claims Agent shall, during the period that it serves as Claims Agent under this Agreement, hold strictly confidential and not use for personal gain any material, non-public information of which it has become aware in its capacity as Claims Agent, except as otherwise required by law.

Amendment and Waiver

Any substantive provision of this Agreement may be amended or waived by the Claims Agent with the approval of the Reorganized Debtors. Technical amendments to this Agreement may be made, as necessary, to clarify this Agreement or enable the Claims Agent to effectuate the terms of this Agreement, the Plan and the Confirmation Order, by the Claims Agent. Notwithstanding this provision, any amendments to this Agreement must be made in writing and shall not be inconsistent with the purpose and intention of the establishment of the role of Claims Agent.

Governing Law

This Agreement shall be governed by the laws of New York applicable to contracts made and performed therein, without regard to its conflicts of law principles.

Severability

If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Notices

Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended:

If to the Claims Agent:

Pirinate Consulting Group, LLC

5 Canoe Brook Drive

Livingston, NJ 07039

Attn: Eugene I. Davis

Tel: 973.533.9027

If to the Reorganized Debtors:

Shubham Maheshwari

950 De Guigne Drive, MS 263

P.O. Box 3453

Sunnyvale, CA 94088-3453

Tel: 408.616.3677

Headings

The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Relationship to the Plan

The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates the provisions of the Plan, except that Pirinate shall be appointed as the Claims Agent. To that end, the Claims Agent shall have full power and authority to take any action consistent with the purpose and provisions of the Plan for the role of Claims Agent and shall have all obligations of the “Claims Agent” (as such term is defined in the Plan) under the Plan. If any provisions of this Agreement are found to be inconsistent with the provisions of the Plan or the Confirmation Order, other than the appointment of Piranate as Claims Agent, the provisions of the Plan or Confirmation Order shall control. The Claims Agent hereby agrees to act in accordance with the Plan and Confirmation Order and to take no action inconsistent with the requirements of the Plan or Confirmation Order.

Counterparts, Execution and Delivery by Facsimile

For the purposes of facilitating the execution of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Any original counterpart when executed and transmitted by electronic facsimile shall be deemed duly delivered to the other party upon confirmed receipt thereof by such other party.

Jurisdiction

Subject to the proviso below, the parties agree that the United States Bankruptcy Court for the District of Delaware shall have exclusive jurisdiction over the Claims Agent, in its capacity as Claims Agent; provided, however, that notwithstanding the foregoing, the Claims Agent shall have power and authority to bring any action in any court of competent jurisdiction to fulfill the responsibilities of Claims Agent, as contemplated by the Plan.

Entire Agreement

This Agreement together with applicable provisions of the Plan contain the entire Agreement between the parties and supersede all prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

SPANSION INC.
On behalf of itself and each of its affiliates

By:	/s/ Randy Furr
Name:	Randy Furr
Title:	EVP, CFO

Pirinate Consulting Group, LLC, As Claims Agent

By:	/s/ Eugene I. Davis
Name:	Eugene I. Davis
Title:	Chairman